Exhibit 10.1

AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT

This Amended and Restated Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of May 26, 2023 by and among Freedom Acquisition I LLC, a Cayman Islands limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), Freedom Acquisition I Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Combination Agreement (as defined below))) (“Acquiror”), and Complete Solar Holding Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Combination Agreement (as defined below).

RECITALS

WHEREAS, the Sponsors, Acquiror and the Company entered into that certain Sponsor Support Agreement (the “Original Sponsor Support Agreement”), dated as of October 3, 2022 (the “Original Sponsor Support Agreement Date”);

WHEREAS, the Sponsors, Acquiror and Company now desire to amend and restate the Original Sponsor Support Agreement by entering into this Agreement on the terms and conditions set forth herein;

WHEREAS, as of the Original Sponsor Support Agreement Date, the Sponsors are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of Acquiror Common Stock as are indicated opposite each of their names on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Jupiter Merger Sub I Corp., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“First Merger Sub”), Jupiter Merger Sub II LLC, a Delaware limited liability company (“Second Merger Sub”), the Company, and The Solaria Corporation, a Delaware corporation (“Solaria”), have entered into an Amended and Restated Business Combination Agreement (as amended or modified from time to time, the “Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (a) First Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Acquiror, on the terms and conditions set forth therein (the “First Merger”), and (b) immediately thereafter and as part of the same overall transaction as the First Merger, the Initial Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1. Binding Effect of Combination Agreement. Each Sponsor hereby acknowledges that it has read the Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 7.4 (No Solicitation by Acquiror) and 11.12 (Publicity) of the Combination Agreement (and any relevant defined terms contained in any such Sections) as if (a) such Sponsor was an original signatory to the Combination Agreement with respect to such provisions and (b) each reference to “Acquiror” contained in Section 7.4 of the Combination Agreement also referred to each such Sponsor.

Section 1.2. No Transfer.

(a) Subject to Section 1.2(b) hereof, during the period commencing on the Original Sponsor Support Agreement Date and ending on the earlier of (i) the First Effective Time and (ii) such date and time as the Combination Agreement shall be terminated in accordance with Article X thereof (the earlier of clauses (i) and (ii), the “Expiration Time”), each Sponsor shall not (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Acquiror Common Stock owned by such Sponsor, in each case that would be effective prior to the Expiration Time, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Stock owned by such Sponsor, in each case that would be effective prior to the Expiration Time (clauses (x) and (y) collectively, a “Transfer”) or (z) publicly announce any intention to effect any transaction specified in clause (x) or (y); provided, however, that the foregoing shall not prohibit Transfers between such Sponsor and any Affiliate of such Sponsor, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Support Agreement in the form attached hereto as Annex A.

(b) [Reserved]:

(c) [Reserved].

(d) Notwithstanding the foregoing, (i) Acquiror shall use commercially reasonable efforts to obtain non-redemption agreements from certain holders of Acquiror Class A Ordinary Shares and/or consummate Acquiror PIPE Investments and in connection therewith, Sponsor Holdco shall offer, assign and transfer to such holders of Acquiror Class A Ordinary Shares and/or potential Acquiror PIPE Investors (in each case, that are not Affiliates of Sponsors), in a manner that complies with all applicable securities laws, a number of shares of Acquiror Common Stock held by Sponsor Holdco as of the Closing Date equal to an amount up to the Specified Sponsor Share Amount (as adjusted by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange) (any number of shares that are actually assigned, the “Assigned Sponsor Share Amount”, and any such shares, “Assigned Sponsor Share Amount Shares”) as consideration for such holders agreeing to enter into non-redemption agreements and/or such Acquiror PIPE Investors agreeing to make Acquiror PIPE Investments, as applicable, and (ii) if the Assigned Sponsor Share Amount is less than the Specified Sponsor Share Amount (the “Share Amount Difference”), Sponsor Holdco shall, after consultation with the Company, assign and transfer for no additional consideration a number of shares of Acquiror Common Stock equal to the Share Amount Difference to holders of Acquiror Class A Ordinary Shares that will be holders of Acquiror Common Stock as of the First Effective Time and who will not have elected to redeem their Acquiror Class A Ordinary Shares pursuant to Acquiror’s Governing Documents prior to the Closing; provided that any such transferees may not be Affiliates of the Sponsors and all assignment and transfers shall comply with all applicable securities laws. Notwithstanding anything to the contrary herein, the only liability of Sponsor Holdco, Acquiror or any Affiliates thereof, in the event that the Assigned Sponsor Share Amount is less than the Specified Sponsor Share Amount, is that the Share Amount Difference shall be allocated and transferred as contemplated by (a) clause (ii) of the first sentence of this paragraph and (b) the immediately preceding sentence. Sponsor Holdco, Acquiror and Company shall mutually agree to the exact amount of the Assigned Sponsor Share Amount no later than June 7, 2023. Each Acquiror Class A Ordinary Share that is not redeemed on or prior to the Closing (excluding any shares subject to non-redemption agreements) shall entitle the holder thereof to the same number of Assigned Sponsor Share Amount Shares. “Specified Sponsor Share Amount” means the difference of (i) 3,300,000 minus (ii) the number of shares, if any, of Acquiror Common Stock transferred by Sponsor Holdco to holders of Company Convertible Notes minus (iii) the number of shares, if any, of Acquiror Common Stock transferred by Sponsor Holdco to certain counterparties in consideration for loans and other amounts paid to finance the Working Capital Loans and extension fees.

Section 1.3. New Shares. In the event that (a) any shares of Acquiror Common Stock or other equity securities of Acquiror are issued to a Sponsor after the Original Sponsor Support Agreement Date pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Acquiror Common Stock of, on or affecting the shares of Acquiror Common Stock owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of Acquiror Common Stock or other equity securities of Acquiror after the Original Sponsor Support Agreement Date, or (c) a Sponsor acquires the right to vote or share in the voting of any shares of Acquiror Common Stock or other equity securities of Acquiror after the Original Sponsor Support Agreement Date (such shares of Acquiror Common Stock or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement including, for the avoidance of doubt, the provisions of Section 1.2 hereof, to the same extent as if they constituted the shares of Acquiror Common Stock owned by such Sponsor as of the Original Sponsor Support Agreement Date.

Section 1.4. Sponsor Support Agreements.

(a) From the Original Sponsor Support Agreement Date until the Expiration Time, at any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, each Sponsor hereby unconditionally and irrevocably agrees that such Sponsor shall (i) appear at each such meeting or otherwise cause all of its shares of Acquiror Common Stock to be counted as present thereat (to the extent entitled to vote thereto) for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of Acquiror Common Stock (to the extent entitled to vote thereto):

(i) in favor of each Transaction Proposal;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iii) against any Combination Agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Combination Agreement, any Ancillary Agreement and the transactions contemplated thereby);

(iv) against any change in the business, management or Board of Directors of Acquiror (other than in connection with the Transaction Proposals or to add or replace a member of the Board of Directors of Acquiror in compliance with NYSE independence rules);

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Combination Agreement, any Ancillary Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror, First Merger Sub or Second Merger Sub under the Combination Agreement or any Ancillary Agreement, (C) result in any of the conditions set forth in Article IX of the Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror (other than a customary equity grant to (i) any member of the Board of Directors of Acquiror that is added in compliance with NYSE independence rules or (ii) any member of the scientific advisory board of Acquiror that is added consistent with Acquiror’s prior practice in onboarding such members);

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of February 25, 2021 and as amended as of June 6, 2022, by and among the Sponsors, as applicable, and Acquiror (the “Voting Letter Agreement”), including without limitation the obligations of the Sponsors pursuant to Section 2 therein to not redeem any shares of Acquiror Common Stock owned by such Sponsor in connection with the transactions contemplated by the Combination Agreement.

(c) During the period commencing on the Original Sponsor Support Agreement Date and ending on the earlier of the consummation of the Closing and the termination of the Combination Agreement pursuant to Article X thereof, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

Section 1.5. Additional Agreements; Power of Attorney.

(a) Notwithstanding anything to the contrary in any other agreement or contract to which a Sponsor is bound, each Sponsor (for itself, himself or herself and for its, his or her successors, heirs and assigns) hereby (but subject to the consummation of the Mergers) irrevocably and unconditionally waives, to the fullest extent permitted by applicable Laws and Acquiror’s Amended and Restated Memorandum and Articles of Association, and agrees to waive (for itself and for its successors and assigns) to the fullest extent of the Law and not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which shares of Acquiror Class B Ordinary Shares held by such Sponsor convert into shares of Acquiror Common Stock in connection with the transactions contemplated by the Combination Agreement (including the Domestication).

(b) In the event that the Closing occurs prior to the date on which the Company Convertible Notes issued in the Company Investment would otherwise become payable in accordance with their terms, substantially concurrently with the Closing, Sponsor HoldCo shall execute appropriate transfer documentation with each Company Investor providing for the transfer by Sponsor Holdco to each such Company Investor of a Pro Rata Percentage of Sponsor Holdco’s right, title and interest in and to 666,667 shares of Acquiror Common Stock and 484,380 Acquiror Stock Warrants held by Sponsor Holdco as of such time in consideration for a cash payment from Investor in an aggregate amount equal to the (i) Pro Rata Percentage multiplied by (ii) $66.67. “Pro Rata Percentage” means, with respect to any Company Investor, the percentage interest of Company Convertible Notes held by such Company Investor calculated by dividing the aggregate principal amount of Company Convertible Notes held by such Company Investor at such time by the aggregate Company Investment Amount. In no event shall the aggregate Pro Rata Percentage exceed 100%.

(c) From the Closing, at each of the first three annual meetings of the stockholders of Acquiror, however called, or at any adjournment thereof, each Sponsor hereby unconditionally and irrevocably agrees that such Sponsor shall (i) appear at each such meeting or otherwise cause all of its shares of Acquiror Common Stock to be counted as present thereat (to the extent entitled to vote thereto) for purposes of calculating a quorum and (ii) vote (or cause to be voted), all of its shares of Acquiror Common Stock (to the extent entitled to vote thereto) in favor of the First Sponsor Designee, if nominated and provided that such designee meets any generally-applicable qualification requirements for Directors set forth in the Certificate of Incorporation, bylaws or other written policy of Acquiror, for election to the Board of Directors of Acquiror.

(d) Each Sponsor, to the maximum extent not prohibited by applicable Law, does hereby constitute, appoint and grant to the Company full power to act without others, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to make, execute or sign, acknowledge, swear to, verify, deliver, record, file and/or publish, as applicable, such actions, documents, deeds, agreements or instruments, including any and all amendments thereto, as may be required under the laws of the Cayman Islands or any other jurisdiction or otherwise in connection with the Acquiror Shareholder Approval (including executing and delivering the Lock-Up Agreement together with any and all amendments thereto on behalf of each Sponsor, any other Ancillary Agreement required to be executed by the Sponsors pursuant to the Combination Agreement together with any and all amendments thereto, and any document or instrument relating to such Person’s ownership of the Acquiror Ordinary Shares); provided, however, that the power of attorney granted to the Company hereunder shall not be used to take any actions pursuant to any amended provision of the Combination Agreement in the event the Combination Agreement is amended following the Original Sponsor Support Agreement Date, to the extent any such amendment to the Combination Agreement (i) is adverse and disproportionate to the undersigned Sponsor in any respect relative to Acquiror under the terms of such amendment, or (ii) reduces the consideration payable under the Combination Agreement. The undersigned Sponsor hereby empowers each agent and attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents that may be executed by it pursuant hereto. The agency and powers of attorney granted herein shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of the Sponsors, as applicable, (regardless of whether Acquiror has notice thereof). The undersigned Sponsor agrees to execute such other documents as the Company may reasonably request in order to effect the intention and purposes of the agency and power of attorney contemplated by this Section 1.5(c). The undersigned Sponsor hereby approves, authorizes and ratifies everything which the Company shall lawfully do or purport to do pursuant to this Section 1.5(c).

Section 1.6. Amended and Restated Registration Rights Agreement. Each Sponsor set forth on Schedule II hereto, on behalf of itself, agrees that it will deliver, substantially simultaneously with the First Effective Time, a duly-executed copy of the Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit C to the Combination Agreement (with such changes as may be agreed in writing by Acquiror and the Company).

Section 1.7. Lock-Up Agreement. Each Sponsor set forth on Schedule III hereto, on behalf of itself, agrees that it will deliver, substantially simultaneously with the First Effective Time, a duly-executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit D to the Combination Agreement (with such changes as may be agreed in writing by Acquiror and the Company).

Section 1.8. Further Assurances. Each Sponsor shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to effect the actions required to consummate the Mergers and the other transactions contemplated by this Agreement and the Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9. No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

Section 1.10. No Challenges. Each Sponsor agrees not to voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, First Merger Sub, Second Merger Sub, the Company or any of their respective successors, directors, officers or Affiliates, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Sponsor from enforcing such Sponsor’s rights under this Agreement and the other agreements entered into by such Sponsor in connection herewith.

Section 1.11. Voting Letter Agreement. The Sponsors and the Sponsor Holdco hereby agree that, subject to and conditioned upon the occurrence of and effective as of the consummation of the Closing:

(a) Paragraph 9 of the Voting Letter Agreement shall be amended and restated in its entirety as follows:

“9. Reserved.”

(b) Paragraph 10 of the Voting Letter Agreement shall be amended and restated in its entirety as follows:

“10. Reserved.”

(c) Paragraph 24 of the Voting Letter Agreement shall be amended and restated in its entirety as follows:

“24. This Letter Agreement shall terminate on the earlier of (i) the completion of an initial Business Combination and (ii) the liquidation of the Company.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the Original Sponsor Support Agreement Date to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s shares of Acquiror Common Stock, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of Acquiror Common Stock) affecting any such shares of Acquiror Common Stock, other than Liens (a) pursuant to (i) this Sponsor Agreement, (ii) the Governing Documents of Acquiror, (iii) the Combination Agreement, (iv) the Voting Letter Agreement, (v) that certain Registration Rights Agreement by and between the

Sponsor Holdco and the Acquiror, dated as of February 25, 2021, or (vi) any applicable securities Laws or (b) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Sponsor to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the Combination Agreement. Such Sponsor’s shares of Acquiror Common Stock are the only equity securities in Acquiror owned of record or beneficially by such Sponsor as of the Original Sponsor Support Agreement Date, and none of such Sponsor’s shares of Acquiror Common Stock are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of Acquiror Common Stock, except as provided hereunder and under the Voting Letter Agreement. Other than the shares of Acquiror Common Stock listed on Schedule I attached hereto, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s shares of Acquiror Common Stock), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Combination Agreement based upon arrangements made by such Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f) Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

(g) No Other Representations or Warranties. Except for the representations and warranties expressly made by such Sponsors in this ARTICLE II, the Registration Rights Agreement or the Lock-Up Agreement, neither such Sponsor nor any other Person on behalf of such Sponsor makes any express or implied representation or warranty to Acquiror or the Company in connection with this Support Agreement or the transactions contemplated by this Support Agreement, and each Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1. Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) immediately following Acquiror’s third annual meeting of stockholders following the Closing (b) the written agreement of the Sponsor Holdco, Acquiror and the Company and (c) such date and time as the Combination Agreement shall be terminated in accordance with Article X thereof. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Support Agreement.

Section 3.2. Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8, WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4. Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of Acquiror, the Company and the Sponsor Holdco.

Section 3.5. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6. Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor Holdco.

Section 3.7. Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8. Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours of the recipient (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Freedom Acquisition I Corp.

14 Wall Street, 20th Floor

New York

New York, 10005

Attention: Adam Gishen

Email: ag@freedomac1.com

with a copy to (which will not constitute notice):

Paul Hastings LLP

1999 Avenue of the Stars, 27th Floor

Los Angeles, CA 90067

Attention: David M. Hernand

 Brandon Bortner

E-mail:     davidhernand@paulhastings.com

 brandonbortner@paulhastings.com

If to the Company:

Complete Solar Holding Corporation

3000 Executive Parkway, Suite 504

San Ramon, CA 94583

Attention: Will Anderson

Email: will@completesolar.com

with copies to each of (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attention: Matthew Hemington; Miguel Vega; John McKenna; Rishab Kumar

Email: hemingtonmb@cooley.com; mvega@cooley.com; jmckenna@cooley.com; rkumar@cooley.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Paul Hastings LLP

1999 Avenue of the Stars, 27th Floor

Los Angeles, CA 90067

Attention: David M. Hernand

 Brandon Bortner

E-mail:     davidhernand@paulhastings.com

 brandonbortner@paulhastings.com

Section 3.9. Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10. Incorporation by Reference. Sections 11.5 (Rights of Third Parties), 11.6 (Expenses) and 11.16 (Non-Recourse) of the Combination Agreement apply to this Agreement, mutatis mutandis.

Section 3.11. Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Acquiror and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSORS:

FREEDOM ACQUISITION I LLC

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer

/s/ Adam Gishen
Name: Adam Gishen

/s/ Tidjane Thiam
Name: Tidjane Thiam

/s/ Edward Zeng
Name: Edward Zeng

/s/ Abhishek Bhatia
Name: Abhishek Bhatia

/s/ Noreen Doyle
Name: Noreen Doyle

/s/ William Janetsheck
Name: William Janetschek

/s/ Nell Cady-Kruse
Name: Nell Cady-Kruse

[Signature Page to Amended and Restated Sponsor Support Agreement]

SPONSORS:

FREEDOM ACQUISITION LLC

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer

[Signature Page to Amended and Restated Sponsor Support Agreement]

SPONSORS:

NEXT G TECH LIMITED

By:	/s/ Edward Zeng
Name: Edward Zeng
Title: Chairman

[Signature Page to Amended and Restated Sponsor Support Agreement]

ACQUIROR:

FREEDOM ACQUISITION I CORP.

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer

[Signature Page to Amended and Restated Sponsor Support Agreement]

COMPANY:

COMPLETE SOLAR HOLDING CORPORATION

By:	/s/ William J. Anderson
Name: William J. Anderson
Title: President

[Signature Page to Amended and Restated Sponsor Support Agreement]

Schedule I

Sponsor Shares of Acquiror Common Stock

Sponsor / Address	Shares of Acquiror Common Stock
Freedom Acquisition LLC	—
Adam Gishen	729,357	(1)
Tidjane Thiam	3,649,642	(2)
NextG Tech Limited	3,414,714	(3)
Edward Zeng	—	(4)
Abhishek Bhatia	708,786	(1)
Noreen Doyle	25,000	(5)
William Janetschek	25,000	(5)
Nell Cady-Kruse	25,000	(5)

(1)

Includes 728,786 shares of Acquiror Class B Ordinary Shares held by Freedom Acquisition I LLC which Adam Gishen and Abhishek Bhatia may be deemed to beneficially own by virtue of their ownership stake in Freedom Acquisition I LLC. Adam Gishen and Abhishek Bhatia disclaim beneficial ownership of securities held by Freedom Acquisition I LLC.

(2)

Includes 3,643,928 shares of Acquiror Class B Ordinary Shares held by Freedom Acquisition I LLC which Tidjane Thiam may be deemed to beneficially own by virtue of his ownership stake in Freedom Acquisition I LLC. Tidjane Thiam disclaims beneficial ownership of securities held by Freedom Acquisition I LLC.

(3)

Includes 3,401,000 shares of Acquiror Class B Ordinary Shares held by Freedom Acquisition I LLC which NextG Tech Limited may be deemed to beneficially own by virtue of its ownership stake in Freedom Acquisition I LLC. NextG Tech Limited disclaims beneficial ownership of securities held by Freedom Acquisition I LLC.

(4)

Edward Zeng may be deemed to beneficially own securities held by NextG Tech Limited by virtue of his control over NextG Tech Limited. Edward Zeng disclaims beneficial ownership of securities held by NextG Tech Limited.

(5)	Includes 25,000 shares of Acquiror Class B Ordinary Shares.

[Schedule I to Amended and Restated Sponsor Support Agreement]

Schedule II

Parties to Registration Rights Agreement

1.	Freedom Acquisition I LLC

2.	Freedom Acquisition LLC

3.	Tidjane Thiam

4.	Adam Gishen

5.	Abhishek Bhatia

6.	NextG Tech Limited

7.	Edward Zeng

8.	Noreen Doyle

9.	William Janetschek

10.	Nell Cady-Kruse

[Schedule III to Amended and Restated Sponsor Support Agreement]

Schedule III

Parties to Lock-Up Agreement

1.	Freedom Acquisition I LLC

2.	Freedom Acquisition LLC

3.	Tidjane Thiam

4.	Adam Gishen

5.	Abhishek Bhatia

6.	NextG Tech Limited

7.	Edward Zeng

8.	Noreen Doyle

9.	William Janetschek

10.	Nell Cady-Kruse

[Schedule III to Amended and Restated Sponsor Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Sponsor Support Agreement, dated as of May 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Freedom Acquisition I Corp., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation), Complete Solar Holding Corporation, a Delaware corporation, and the Sponsors set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Sponsor” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Sponsor as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Amended and Restated Sponsor Support Agreement]